UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14a Information
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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ROSEHILL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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ROSEHILL RESOURCES INC.
16200 Park Row, Suite 300
Houston, Texas 77084

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS OF ROSEHILL RESOURCES INC.

To Be Held on May 19, 2020

To the Stockholders of Rosehill Resources Inc.:

NOTICE IS HEREBY GIVEN that the 2020 annual meeting of stockholders, which is referred to as the “Annual Meeting,” of Rosehill Resources Inc., a Delaware corporation, which is referred to as the “Company,” will be held on May 19, 2020, at 9:00 A.M., Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084. You are cordially invited to attend the Annual Meeting to consider and act upon the following proposals:

1.
to elect three directors, Frank Rosenberg, William E. Mayer and Gary C. Hanna, to serve as Class III directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal;

2.	to approve amendment and restatement of the Company’s current certificate of incorporation;

3.	to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and

4.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on March 26, 2020 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of the Company’s stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

On or about April 16, 2020, the Company will begin mailing the accompanying proxy statement and proxy card and its Annual Report on Form 10-K for the year ended December 31, 2019 to its stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

The Company urges you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

April [16], 2020	/s/ David L. French
David L. French
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2020.

i

The definitive proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available electronically at www.rosehillresources.com.

Coronavirus Meeting Contingencies

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.rosehillresources.com and our filings with the Securities and Exchange Commission for updated information. If you are planning to attend our Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

ii

This proxy statement contains forward-looking statements regarding the Company within the meaning of the applicable securities laws and regulations. These statements include those relating to the Company’s plans, goals and expectations. They are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We assume no obligation to update any of these forward-looking statements.

iii

ROSEHILL RESOURCES INC.
16200 Park Row, Suite 300
Houston, Texas 77084

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rosehill Resources Inc., which is referred to as the “Company” or “Rosehill”, for use at the Company’s 2020 annual meeting of stockholders (“Annual Meeting”) to be held on May 19, 2020, at 9:00 A.M., Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084, and at any postponement or adjournment thereof. On or about April 16, 2019, the Company will begin mailing the accompanying proxy statement and proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Proxy Materials”) to its stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

However, we are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.rosehillresources.com and our filings with the Securities and Exchange Commission for updated information. If you are planning to attend our Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

GENERAL INFORMATION

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for the Company’s stockholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.
Proposal 1: to elect three directors, Frank Rosenberg, William E. Mayer and Gary C. Hanna, to serve as Class III directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal;

2.	Proposal 2: to approve amendment and restatement of the Company’s current Certificate of Incorporation; and

3.	Proposal 3: to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

In addition, any other matters that properly come before the Annual Meeting or any postponements or adjournments thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” the Class III director nominees set forth in this Proxy Statement (Proposal 1), “FOR” the approval of amendment and restatement of the Company’s current Certificate of Incorporation (Proposal 2) and “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 3).

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of the Company’s Class A common stock or Class B common stock at the close of business on March 26, 2020, which is the record date for the Annual Meeting. You are entitled to one vote for each share that you owned as of the close of business on the record date. Holders of common stock do not have the right to cumulative voting in the election of directors. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were 28,616,731 outstanding shares of the Company’s Class A common stock and 15,707,692 outstanding shares of the Company’s Class B common stock. All of the outstanding shares of the Company’s Class B common stock are held by one stockholder: Tema Oil and Gas Company (“Tema”).

A complete list of the Company’s stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at its principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Quorum

Holders of a majority in voting power of the Company’s Class A common stock and Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the Chairman of the Annual Meeting has power to adjourn the Annual Meeting. As of the record date for the Annual Meeting, the presence at the meeting, in person or represented by proxy, of holders of 22,162,212 shares of the Company’s common stock would be required to achieve a quorum.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Voting Your Shares

Each share of Class A common stock and Class B common stock that you own in your name entitles you to one vote on the proposals to be presented at the Annual Meeting. Your proxy materials show the number of shares of Class A common stock and Class B common stock that you own.

Registered Holders

If, on the record date, you hold shares that are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered a registered holder with respect to those shares and entitled to notice of and to vote at the Annual Meeting. On or about April 16, 2020, the Company will begin mailing the Proxy Materials to its registered holders. As a registered holder of record, you may vote your shares by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating, and returning the enclosed proxy card in the pre-addressed envelope.

•
In Person. You may vote in person at the Annual Meeting by completing a ballot which will be provided at the Annual Meeting. However, attending the meeting without completing a ballot will not count as a vote. Please read “-Annual Meeting Admission.”

If you submit an executed proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or attend the meeting and vote in person, your shares will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one set of Proxy Materials, it is because your shares are registered in more than one name or are registered in different accounts. Please sign, date and return each proxy card received to ensure that all of your shares are voted.

Beneficial Owners

If you hold shares in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these shares and hold such shares in “street name.” If you are a beneficial owner of shares on the record date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your shares through the intermediary. The intermediary that holds your shares is considered the holder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the intermediary giving you the right to vote the shares. Please read “-Annual Meeting Admission.”

If you do not vote your shares in person or instruct the intermediary how to vote your shares, the intermediary may vote your shares as they decide for each matter for which they have discretionary authority. The election of Class III directors (Proposal 1) and amendment and restatement of the Company’s current certificate of incorporation (Proposal 2) are non-discretionary matters, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, to vote on Proposal 1 and Proposal 2 through an intermediary at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your shares. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your shares, and the intermediary indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. As such, broker non-votes will not be counted as a vote “FOR” or “WITHHOLD” Proposal 1 or as a vote “FOR” or “AGAINST” Proposal 2.

The ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 3) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Annual Meeting Admission

Only stockholders of record or their legal proxy holders as of the record date or the Company’s invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you must present a valid form of government-issued photo identification. If you wish to attend the Annual Meeting and your shares are held in street name with an intermediary, you will also need to bring a copy of your brokerage statement or other documentation reflecting your share ownership as of the Record Date.

The Annual Meeting will be held at 16200 Park Row, Suite 300, Houston, Texas 77084.

In addition, as noted above, we are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.rosehillresources.com and our filings with the Securities and Exchange Commission for updated information. If you are planning to attend our Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the shares are voted at the Annual Meeting by:

•	timely delivering a valid, later-dated, executed proxy card;

•	voting in person at the Annual Meeting by completing a ballot (attending the meeting without completing a ballot will not revoke any previously submitted proxy); or

•	filing a written notice of revocation on or before the date of the Annual Meeting with the Corporate Secretary of the Company at 16200 Park Row, Suite 300, Houston, Texas 77084.

If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Required Votes

Election of Class III Directors (Proposal 1)

Pursuant to the Company’s bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected). With respect to the election of directors, you may vote “FOR ALL” or “WITHHOLD ALL” or “FOR ALL EXCEPT” for the nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees, but will be counted for purposes of establishing quorum. Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class III directors.

Amendment and Restatement of Certificate of Incorporation (Proposal 2)

Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the affirmative vote of (i) holders of a majority of the outstanding shares of our common stock, which such majority must include at least 80% of the shares held by Tema and its successors and affiliates and KLR Energy Sponsor, LLC and its successors and affiliates (collectively, the “Sponsor Holders”), and (ii) holders of a majority of the outstanding shares of our Class B common stock, voting separately as a single class, is required to approve the Proposal.

Ratification of the Company’s Independent Registered Public Accounting Firm (Proposal 3)

Pursuant to the Company’s bylaws, the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2020 is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of establishing quorum and will count as a vote against this proposal. Because intermediaries will have discretion to vote shares without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of the Company’s Class A common stock or Class B common stock, please call the Company’s proxy solicitor at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone. The Company and its directors, officers and employees may also solicit proxies in person. The Company will file with the Securities and Exchange Commission (“SEC”) all scripts and other electronic communications used as proxy soliciting materials. The Company will bear the cost of the solicitation.

The Company has hired Morrow Sodali LLC to assist in the proxy solicitation process. The Company will pay that firm a fee of $5,500, plus disbursements.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

2019 Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available on its website at www.rosehillresources.com in the “SEC Filings” subsection of the “Investors” section. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each stockholder to whom the Proxy Materials are delivered upon the written request of such person addressed to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.

PROPOSAL 1 - ELECTION OF DIRECTORS

Overview

At the recommendation of the nominating and governance committee of the Board, the Board has nominated Frank Rosenberg, William E. Mayer and Gary C. Hanna to serve as Class III directors, each for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The following sets forth information regarding each nominee.

Gary C. Hanna has served as the Board’s Chairman and a director since September 2015. Between September 2015 and April 2017, Mr. Hanna also served as the Company’s Chief Executive Officer. Mr. Hanna was a consultant for Energy XXI Gulf Coast, Inc. from June 2014 to June 2015, and served as Chairman and a member of the board of directors from April 2018 to October 2018. From 2009 until June 2014, Mr. Hanna served as the Chief Executive Officer of EPL Oil & Gas, Inc., or EPL, a publicly-traded company that was acquired by Energy XXI in June 2014 for $2.3 billion, and was elected as a director of EPL in June 2010 and Chairman in 2013 and served in that capacity until 2014. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer of Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Mr. Hanna also served as President and Chief Executive Officer of Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer of Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil & Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in oil services and the development of mid-continent oil and gas prospects. Mr. Hanna has served as a member of the boards of directors of Hercules Offshore, Inc. from 2016 until 2017 and Aspire Holdings Corp. from 2017 to 2019. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma. Mr. Hanna is well-qualified to serve as director due to his extensive operational, financial and management background, and his over 30 years of executive experience in the energy exploration and production and service sectors, with a primary focus in the mid-continent U.S. and Gulf of Mexico regions.

William E. Mayer has served as a director since April 2017. He currently serves and has served as a director of Rosemore, Inc., a privately held investment firm (“Rosemore”), since 2005. Mr. Mayer is the founder of Park Avenue Equity Partners, a private equity firm specializing in acquisition and expansion capital financing of middle market companies. He founded the firm in January 1999 and has served as a partner ever since. He was a Professor and Dean at the College of Business, University of Maryland, and at the Simon College of Business, University of Rochester. Mr. Mayer worked for The First Boston Corporation (Credit Suisse), where he was President and CEO. He has been on the board of directors of BlackRock Capital Investment Corporation, a private equity company that provides middle-market companies with flexible financing solutions, since 2005, Premier, Inc., a public healthcare improvement company, since May 2013, and Lee Enterprises, a provider of news, information and advertising to midsize markets, since 1998. He was Chairman of the Aspen Institute, and Chairman of the Board of the University of Maryland. He is on the board of The Rubin Museum, Atlantic Council, Pardee RAND Graduate School, Global Health Corps, and Miller Buckfire, and is a member of the Council on Foreign Relations, and Vice Chairman of the Middle East Investment Initiative. Mr. Mayer was a First Lieutenant in the U.S. Air Force. He holds a BS and an MBA from the University of Maryland. Mr. Mayer brings significant financial and boardroom experience as a board member to the Board.

Frank Rosenberg has served as a director since April 2017. Since 2006, Mr. Rosenberg has been a director of Tema, Gateway Gathering and Marketing (“Gateway”), and Rosemore. Mr. Rosenberg is also the Co-Chairman of the Board of Directors (since 2013) and Chief Investment Officer of Rosemore (since 2010), Chairman of the Board of Attransco, which historically operated U.S.-flagged mixed-use oil tankers, and a director of Glen Eagle Resources (since 2013), a junior miner based in Montreal, Canada. Prior to joining Rosemore, Mr. Rosenberg had a breadth of assignments with Crown Central Petroleum Corporation at the refinery, in the trading operation, the wholesale and retail marketing departments, with the last job being as President & CEO. Mr. Rosenberg began his career with General Electric Credit Corporation (currently, GE Capital) in the marketing and then credit departments. He received an MBA from Emory University and a B.S. in Chemical Engineering from Bucknell University. Mr. Rosenberg was selected to serve on the Board due to his extensive experience in the oil and gas industry and significant financial experience.

Vote Required for Approval

Pursuant to the Company’s bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected). Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions, votes to “WITHHOLD” authority and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class III directors.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other substitute persons as may be nominated by the Board or the Board may decrease the size of the Board or leave a vacancy on the Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR ALL” OF THE CLASS III DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

After the Annual Meeting, assuming the stockholders elect the Class III director nominees to the Board as set forth in “Proposal 1-Election of Directors” above, the Company’s directors and executive officers will be:

Name	Age	Position	Committees
			Audit	Compensation	Nomination & Governance
Executive Officers
David L. French	50	President and Chief Executive Officer
Craig Owen	50	Senior Vice President and Chief Financial Officer
David Mora	42	Vice President of Commercial and Reserves
Jennifer Johnson	36	Vice President, General Counsel, Corporate Secretary
Class I Directors(a)
Edward Kovalik	45	Director		X	X
Paul J. Ebner	62	Director		X	X
Class II Directors(b)
Harry Quarls	67	Director	X	X	X
Francis Contino	74	Director	Chair
Class III Director Nominees(c)
Frank Rosenberg	61	Director		X	Chair
William E. Mayer	79	Director	X	Chair
Gary C. Hanna	62	Chairman
(a) Slated to serve until the 2021 annual meeting of stockholders
(b) Slated to serve until the 2022 annual meeting of stockholders
(c) Current term expires at this Annual Meeting. Assuming re-election at this Annual Meeting, slated to serve until the 2023 annual meeting of stockholders. Biographies of these director nominees appear in “Proposal 1 - Election of Directors” above.

Executive Officers

David L. French has served as the Company’s President and Chief Executive Officer since April 2019. Mr. French has over 30 years of experience in the energy industry, serving in key executive and operational leadership roles. From October 2016 until March 2019, Mr. French has served as director, President and Chief Executive Officer of Obsidian Energy Ltd., an oil and natural gas production company. Prior to that, he was director, President and Chief Executive Officer of Bankers Petroleum Ltd, an oil and natural gas exploration and production company, from March 2013 until October 2016. Mr. French holds a bachelor’s degree in mechanical engineering from Rice University and an MBA from Harvard Business School.

Craig Owen has served as the Company’s Senior Vice President and Chief Financial Officer since June 2017. Mr. Owen has over 27 years of experience, serving in key executive financial and accounting leadership roles within the energy sector. Mr. Owen most recently served as Senior Vice President and Chief Financial Officer of Southwestern Energy Company, a natural gas exploration and production company, from October 2012 to June 2017. Previously, from 2008 to 2012, he was the Controller and Chief Accounting Officer of Southwestern Energy Company. Prior to joining Southwestern Energy Company, Mr. Owen was the Controller, Operations Accounting at Anadarko Petroleum Corporation and held various managerial and financial positions at PricewaterhouseCoopers LLP, ARCO Pipe Line Company and Hilcorp Energy Company. Mr. Owen holds a bachelor’s degree in accounting from Texas A&M University and is a Certified Public Accountant.

David Mora has served as the Company’s Vice President of Commercial and Reserves since June 2019. Mr. Mora has nearly 20 years of experience across multiple facets of the energy industry. Mr. Mora brings a wealth of experience in portfolio management, acquisition and divestitures, capital allocation and asset development/optimization. Prior to Rosehill, Mr. Mora worked at Apache Corporation, an oil and gas exploration and production company, where he held several leadership roles of increasing responsibility from 2010 until June 2019. Mr. Mora also worked as a Private Equity investor at HitecVision, one of the leading European Private Equity funds focused on the upstream industry, from 2007 until 2010 and at Mubadala, a sovereign wealth fund based in the United

Arab Emirates, from 2001 until 2005. In both roles he oversaw investments in E&P and services companies globally. He began his career as a field engineer with Schlumberger. Mr. Mora holds a bachelor’s degree in mechanical engineering from Simon Bolivar University (Venezuela) and an MBA from IE Business School.

Jennifer Johnson has served as the Company’s General Counsel and Corporate Secretary since June 2019 and became Vice President, General Counsel and Corporate Secretary in February 2020. Ms. Johnson has over 10 years of legal experience in law firm and in-house settings. Prior to joining Rosehill, Ms. Johnson worked at Noble Energy from 2018 to 2019 where she served as Corporate Secretary for Noble Midstream Partners and Assistant Corporate Secretary for Noble Energy. In addition, Ms. Johnson worked as a corporate and financial services attorney at Willkie Farr & Gallagher LLP from 2017 to 2019 and began her private practice career as a corporate associate at Skadden, Arps, Slate, Meagher & Flom LLP from 2010 to 2017. Immediately after law school, she served as a law clerk to the Honorable Judge David McKeague of the Unites States Sixth Circuit Court of Appeals. Ms. Johnson holds a Bachelor of Science in Nursing from UT Health Science Center - Houston and worked as a Registered Nurse at M.D. Anderson Cancer Center prior to going to law school. She holds a Juris Doctorate from the University of Texas.

Class I and Class II Directors

Francis Contino has served as a director since April 2017. He currently serves as Managing Director of FAC&B LLC, a consulting firm he founded in 2008. Additionally, he previously served as member of the board and Chairman of the Audit Committee of Mettler Toledo International, Inc., a leading global supplier of precision instruments and services, from 2004 to 2019. Mr. Contino previously served as Chief Financial Officer, Executive Vice President, and director of McCormick & Company from 1998 to 2008. Prior to joining McCormick, Mr. Contino served as the Managing Partner of the Baltimore office of Ernst & Young, where he began his career. Mr. Contino completed the Executive Leadership Education Program at The Kellogg School of Business at Northwestern University. He graduated from the University of Maryland in 1968. Mr. Contino was selected to join the Board due to his considerable board experience and financial background.

Paul J. Ebner has served as a director since March 2019. Mr. Ebner has been the President, Chief Executive Officer and a director of Rosemore since 2010. He also currently serves and has served as an officer or director of several of Rosemore’s direct and indirect subsidiaries, including Rosemore Holdings, Inc. as President, Chief Executive Officer and director since 2010, Tema director since 2008 and President since 2017 and Gateway director since 2008 and President since 2017. Mr. Ebner has been employed by Rosemore since 2007 when he was hired as Executive Vice President and Chief Operating Officer. Mr. Ebner has 43 years of operations, administrative and management experience in the oil and gas and petroleum refining and marketing industries. He earned a Bachelor of Arts in Business Management, with a concentration in Accounting, from Loyola University Maryland in 1984.

Edward Kovalik has served as a director since September 2015. Between September 2015 and April 2017, Mr. Kovalik also served as President of the Company. Mr. Kovalik has also been the Chief Executive Officer and Managing Partner of KLR Holdings and KLR Group Holdings, LLC (“KLR Group”), an investment bank specializing in the energy sector which he co-founded in the spring of 2012. Mr. Kovalik manages the firm and focuses on structuring bespoke financing solutions for the firm’s clients. Mr. Kovalik has over 17 years of experience as an investment banker. Prior to founding KLR Holdings, from 2002 until April 2012, Mr. Kovalik served in various capacities of Rodman & Renshaw, most recently as Head of Capital Markets and the head of Rodman’s Energy Investment Banking team. From 1999 to 2002, Mr. Kovalik was a Vice President at Ladenburg Thalmann & Co., where he focused on private placement transactions for public companies. Mr. Kovalik has served as a member of the boards of directors of River Bend Oil and Gas, LLC since June 2013 and Marathon Patent Group, Inc. a public company, since April 2014. Mr. Kovalik is well-qualified to serve as director due to his extensive financial and management background.

Harry Quarls has served as a director since April 2017. He served as Managing Director at Global Infrastructure Partners, a leading global, independent infrastructure investment firm, for over a decade retiring last year. He serves as Chairman of the board of SH 130 Concessions Company LLC and as a director of Opal Resources LLC and Sunrise Oil and Gas. He also serves as an independent director for Gastar Exploration Inc. Mr. Quarls previously served as Chairman of the board of Penn Virginia Corporation, Woodbine Acquisition Corporation, US Oil Sands Corporation and Trident Resources Corp. and as a director for Fairway Resources LLC. He also served as a Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and as a member of Booz’s board of directors. Mr. Quarls earned an M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively. Mr. Quarls brings considerable financial and energy investing experience, as well as experience on the boards of numerous public and private energy companies, to the Board.

CORPORATE GOVERNANCE MATTERS

Board of Directors and Terms of Office of Directors

The Company’s amended and restated certificate of incorporation provides for the classification of the Board into three separate classes, with each class serving a three-year term. The Company currently has seven directors, with each Class III director having a term that expires at the Annual Meeting, each Class I director having a term that expires at the Company’s annual meeting of stockholders in 2021 and each Class II director having a term that expires at the Company’s annual meeting of stockholders in 2022, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

The Board consists of two individuals (Messrs. Kovalik and Ebner) serving as Class I directors, two individuals (Messrs. Quarls and Contino) serving as Class II directors and three individuals (Messrs. Rosenberg, Mayer and Hanna) serving as Class III directors.

Independence of Directors

Because Tema and KLR Energy Sponsor, LLC (“KLR Sponsor”) control a majority of the combined voting power of all classes of the Company’s outstanding voting stock, the Company is a “controlled company” under Nasdaq corporate governance listing standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If in the future Tema and KLR Sponsor cease to control a majority of the combined voting power of all classes of the Company’s outstanding voting stock, the Company will no longer be a “controlled company” within the meaning of the rules of Nasdaq. If at any time the Company ceases to be a controlled company, the Company will take all action necessary to comply with the Nasdaq listing rules, including appointing a majority of independent directors to the Board and appointing directors to the compensation committee and the nominating and corporate governance committee such that each committee is composed entirely of independent directors, subject to any applicable “phase-in” periods.

Pursuant to Nasdaq Rule 5605(a), the Board is required to determine whether any director has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Messrs. Contino, Mayer, and Quarls is independent within the meaning of Nasdaq Rule 5605(a). In addition, the Board has determined that Messrs. Contino, Mayer and Quarls are independent within the meaning of Nasdaq Rule IM 5605-4 and Rule 10A-3 under the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer.

Currently, the Company’s Chief Executive Officer and Chairman positions are separated. The Board believes that the separation of these roles maximizes management’s efficiency and furthers the Company’s ongoing efforts to maintain strong corporate governance and assure stockholder representation and the independent, objective and effective oversight of management. Separating these positions allows the Company’s Chief Executive Officer to focus on the day-to-day business of the Company, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management.

The Board is actively involved in overseeing the Company’s risk management processes. The Board focuses on the Company’s general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the

Company’s businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the audit committee provides oversight to legal and compliance matters and assesses the adequacy of the Company’s risk-related internal controls. The compensation committee considers risk and structures the Company’s executive compensation programs, if any, to provide incentives to reward appropriately executives for growth without undue risk taking. The nominating and governance committee considers risk associated with the Company’s governance structures and Board composition.

Executive Sessions of Independent Directors

Members of the Company’s Audit Committee constitute the independent directors of the Board. The independent directors of the Audit Committee hold regularly scheduled meetings in executive session. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The director who presides at these meetings (the “Lead Director”) is chosen by the Board, based on the recommendation of the Nominating and Governance Committee. The Lead Director is responsible for preparing an agenda for the meetings of the independent directors in executive session. The Chairman of the Audit Committee acts as Lead Director at these meetings.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”). Each of the committees reports to the Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related person transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction; and

•
reviewing with management, the independent auditors, and the Company’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Under the Nasdaq listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. The Audit Committee consists of Messrs. Contino, Mayer and Quarls, with

Mr. Contino serving as the Chair. The Board has determined that Messrs. Contino, Mayer and Quarls qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that Mr. Contino qualifies as the Company’s “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Compensation Committee

The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of the Company’s other executive officers;

•	reviewing on an annual basis the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation and equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee consists of Messrs. Mayer, Quarls, Rosenberg, Ebner and Kovalik, with Mr. Mayer serving as the Chair. Messrs. Mayer and Quarls have been determined by the Board to be independent under Nasdaq Rule 5605(a).

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

In 2019, the Compensation Committee engaged Longnecker & Associates (“L&A”) directly as its independent compensation consultant to assist the committee with its responsibilities related to the Company’s executive officer and director compensation programs. A representative of L&A attended Compensation Committee meetings, as requested, and communicated with the chair of the Compensation Committee between meetings. However, L&A provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee and the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers and directors. L&A reports directly to the Compensation Committee and all work conducted by L&A for the Company is on behalf of the committee. The Compensation Committee has assessed the independence of L&A pursuant to the applicable rules and determined that its engagement does not raise any conflict of interest. In 2020, the Compensation Committee decided to engage Alvarez & Marsal directly as its independent compensation consultant to assist the committee with its responsibilities related to the Company’s executive officer and director compensation programs.

Nominating and Governance Committee

The principal functions of the Company’s Nominating and Governance Committee are detailed in the Company’s Nominating and Governance Committee charter, which is available on the Company’s website, and include:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

•	identifying best practices and recommending corporate governance principles; and

•	developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of the Company’s corporate governance principles and practices. The Nominating and Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

The Nominating and Governance Committee consists of Messrs. Rosenberg, Quarls, Kovalik and Ebner, with Mr. Rosenberg serving as the Chair. Mr. Quarls has been determined by the Board to be independent under Nasdaq Rule 5605(a).

Meetings and Attendance

During the year ended December 31, 2019, the Board held seven meetings, the Audit Committee held four meetings, the Compensation Committee held six meetings and the Nominating and Governance Committee held two meetings.

With the exception of Mr. Hanna, who missed two Board meetings in 2019 for personal reasons, each of the Board’s incumbent directors attended or participated in at least 75% of the meetings of the Board and their respective committees held during the period such incumbent director was a director during the year ended December 31, 2019. The Board encourages all of its directors to attend the Annual Meeting. One director attended the Company’s 2019 annual meeting of stockholders.

Nominations by the Board

Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, including the requirements set forth by the Shareholders’ and Registration Rights Agreement, dated as of December 20, 2016, by and among the Company, Tema, KLR Sponsor, Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. (the “SHRRA”), the Nominating and Governance Committee will identify individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

While the Company has no minimum qualifications for director candidates, prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Nominating and Governance Committee will consider and review the director’s:

•	past Board and committee meeting attendance and performance;

•	length of Board service;

•	personal and professional integrity, including commitment to the Company’s core values;

•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

•	independence under applicable standards.

In the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Nominating and Governance Committee will solicit recommendations from existing directors and senior management. These recommendations will be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed below. The Nominating and Governance Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee will consider and review the candidate’s:

•	relevant skills, qualifications and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	personal and professional integrity, including commitment to the Company’s core values;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.

Although the Company does not have a policy in regard to the consideration of diversity in identifying director nominees, the Board seeks nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

Nominations by Stockholders

The Nominating and Governance Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures set forth in the Company’s bylaws. For more details, see “Future Stockholder Proposals.”

Additionally, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Stockholder Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Director or any other director in particular to:

Rosehill Resources Inc.
16200 Park Row, Suite 300
Houston, TX 77084

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Compliance Officer will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Compliance Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Financial Code of Ethics

The Company has adopted a Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer (or other principal financial officer), Controller (or other principal accounting officer) and other senior financial officers. The foregoing is available on the Company’s website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. The Company will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084. The Company intends to disclose amendments to and waivers, if any, from its Financial Code of Ethics, as required, on the Company’s website, www.rosehillresources.com, promptly following the date of any such amendment or waiver.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of the Company’s employees and directors. The foregoing is available on the Company’s website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. The Company will provide copies, free of charge, upon receipt of a written request to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084. The Company intends to disclose amendments to and waivers, if any, from its Code of Conduct, as required, on the Company’s website, www.rosehillresources.com, promptly following the date of any such amendment or waiver.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, Nasdaq, the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws. The Company’s corporate governance guidelines are available on its website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section.

Stock Ownership Guidelines

In November 2019, our Board adopted stock ownership guidelines for our executive officers and non-employee directors. We believe that these guidelines reinforce the alignment of executive officers and non-employee directors with our shareholders in creating and increasing shareholder value. Each executive officer listed below is expected to own shares with a value that is a multiple of the executive officer’s current base salary and each non-employee director is expected to own shares with a value that is a multiple of the director’s annual cash retainer, as follows:

Position	Multiple
President/Chief Executive Officer	5.0X base salary
Chief Financial Officer	3.0X base salary
Senior Vice President	3.0X base salary
Vice President	3.0X base salary
Non-Employee Director	3.0X annual cash retainer

Under our Stock Ownership Guidelines, our Compensation Committees reserves the right to designate any incentive awards as counting towards the Stock Ownership Guidelines solely to the extent the cash value of such awards is retained. Individuals covered under the Stock Ownership Guidelines have until November 2024 to achieve the holding requirements and will be required to hold at least 75% of net shares awarded under our equity incentive plan until the guidelines are met.

Compensation Clawback

Our Compensation Committee has adopted a policy that allows the Company, under certain circumstances (such as a restatement of financial information or reserves or material noncompliance with federal securities laws or the Company’s code of conduct), to recoup incentive-based compensation from current or former executive officers.

Policy on Stock Hedging and Pledging

Our Board has adopted an Insider Trading Policy, which strictly prohibits our officers, directors and Company insiders that are subject to the policy from pledging shares of Company stock as collateral for a loan or engaging in hedging, monetization or transactions involving derivative securities of Company stock. Our Compensation Committee regularly evaluates compliance which such policies.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Securities Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2019, with the exception of the Form 3/A filed with respect to Paul Ebner on April 23, 2019 to correct an error in the corresponding Form 3 filed on March 29, 2019 and the Form 4/A filed with respect to David L. French on May 14, 2019 to correct an error in the corresponding Form 4 filed on April 17, 2019. In addition, a Form 4 was filed with respect to Craig Owen on July 12, 2019 to report previously undisclosed shares withheld for income tax purposes, and a new Form 3 was filed on June 21, 2019 with respect to Bryan Freeman to report ownership that had not previously been reported on Form 3.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Related Person Transactions Policy

The Board has adopted a Related Persons Transactions Policy requiring approval of the Audit Committee for any related person transaction in excess of $100,000. The Related Person Transactions Policy applies to directors, senior officers, stockholders owning more than 5% of the Company’s stock, and certain family members of the foregoing. The Audit Committee, pursuant to its charter, is responsible for reviewing and approving related person transactions to the extent that the Company proposes to enter into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related person transaction. A majority of the members of the entire Audit Committee constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee is required to approve a related party transaction. The Company also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.

The Company’s procedures regarding related person transactions are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or executive officer.

Related Person Transactions

Gateway is a subsidiary of Rosemore. In 2018, a portion of Rosehill Operating’s oil production was sold to Gateway. For the year ended December 31, 2018, revenues from production sold to Gateway were approximately $181.2 million. In 2019, Rosehill Operating ceased selling its oil production to Gateway but continued to pay Gateway for gathering and transportation services under that the Crude Oil Gathering Agreement, dated April 27, 2017, between Rosehill Operating and Gateway (the “Crude Gathering Agreement”). See “Gathering Agreements” below.

In 2018, Rosehill Operating entered into a Crude Oil Marketing Consulting Agreement with Gateway to, among other things, develop marketing strategies aimed at increasing realized prices from the sale of Rosehill Operating’s production. Costs incurred in 2018 and 2019 under the Crude Oil Marketing Consulting Agreement were $0.1 million $0.1 million, respectively.

In October 2018, Rosehill Operating entered into a Water Purchase Agreement with Seawolf Water Resources, LP (“Seawolf”), an affiliate of KLR Sponsor, to purchase water from Seawolf’s water wells for use in well completion operations. For the years ended December 31, 2018 and 2019, Rosehill Operating incurred costs of $1.2 million and $2.9 million, respectively, related to the purchase of water from Seawolf’s water wells.

Agreements Relating to the Transaction

Shareholders’ and Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement dated December 31, 2016 (the “Business Combination Agreement”), KLRE entered into the SHRRA with KLR Sponsor and Tema (each an “SHRRA Sponsor” and together, the “SHRRA Sponsors”) and Anchorage Illiquid Opportunities V, L.P. and AIO AIV 3 Holdings, L.P. (collectively, “Anchorage”), the primary investor in the private placement, which governs the rights and obligations of the SHRRA Sponsors and Anchorage with respect to KLRE following the closing of the Transaction.

Pursuant to the SHRRA, the SHRRA Sponsors and Anchorage are entitled to certain registration rights, including the right to initiate two underwritten offerings in any twelve-month period and unlimited piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA. Pursuant to the SHRRA, KLRE filed with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by the SHRRA Sponsors and Anchorage (and any permitted transferees) and has agreed to keep a shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold. In addition, Anchorage has preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of the Company’s capital stock.

Subject to specified ownership thresholds, KLR Sponsor is entitled to designate two directors for appointment to the Board, Tema is entitled to designate four directors and Anchorage is entitled to designate one director. Each SHRRA Sponsor and Anchorage is entitled to appoint a representative or observer on each committee of the Board. KLR Sponsor has designated Gary C. Hanna (who serves as the Chairman of the Board) and Edward Kovalik, Tema has designated Frank Rosenberg, William Mayer, Francis Contino and Paul J. Ebner, and Anchorage has designated Harry Quarls. Pursuant to the terms of the SHRRA, each SHRRA

Sponsor must vote for the designees of the other SHRRA Sponsor and is entitled to replace any of its designees that are removed from the Board.

Also pursuant to the SHRRA, ending on April 27, 2019 (the two year anniversary of closing of the Transaction), the Board could not approve, or cause Rosehill Operating to approve, certain Major Transactions (as such defined in the SHRRA) without the affirmative vote of at least 70% of the directors then serving on the Board. In addition, Anchorage had preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of the Company’s capital stock.

Certain rights and obligations of the SHRRA Sponsors and Anchorage under the SHRRA will automatically cease if the SHRRA Sponsors and Anchorage (i) no longer hold any of the Company’s equity securities or (ii) no longer have the right to designate an individual for nomination to the Board.

Amended and Restated Limited Liability Company Agreement of Rosehill Operating

At the closing of the Transaction, KLRE and Tema entered into that certain Secon Amended and Restated Limited Liability Company Agreement of Rosehill Operating (the “Second Amended LLC Agreement”). Following the closing of the Transaction, the Company operates its business through Rosehill Operating and its subsidiaries. The operations of Rosehill Operating, and the rights and obligations of the holders of common units in Rosehill Operating (the “Rosehill Operating Common Units”), are set forth in the Second Amended LLC Agreement. Tema owns all shares of the Company’s Class B common stock, all of the Rosehill Operating Common Units and has other relationships with the Company as described herein.

Appointment as Managing Member. Under the Second Amended LLC Agreement, the Company is a member and the sole managing member of Rosehill Operating. As the sole managing member, the Company controls all of the day-to-day business affairs and decision-making of Rosehill Operating without the approval of any other member, unless otherwise stated in the Second Amended LLC Agreement. As such, the Company, through the Company’s officers and directors, are responsible for all operational and administrative decisions of Rosehill Operating and the day-to-day management of Rosehill Operating’s business.

Compensation. The Company is not entitled to compensation for its services as managing member. The Company is entitled to reimbursement by Rosehill Operating for any costs, fees or expenses incurred on behalf of Rosehill Operating (including costs of securities offerings not borne directly by members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs); provided that the Company will not be reimbursed for any of the Company’s income tax obligations.

Allocations and Distributions. Rosehill Operating will allocate its net income or net loss for each year to the members of Rosehill Operating pursuant to the terms of the Second Amended LLC Agreement, and the members of Rosehill Operating, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of members of Rosehill Operating. Net income and losses of members of Rosehill Operating generally will be allocated first to the Company with respect to the Company’s Series A and Series B preferred units in Rosehill Operating and then to the holders of Rosehill Operating Common Units on a pro rata basis in accordance with their respective percentage ownership of Rosehill Operating Common Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. The Second Amended LLC Agreement requires Rosehill Operating to make a corresponding cash distribution to the Company at any time a dividend is to be paid by the Company to the holders of the Company’s Series A Preferred Stock and 10.000% Series B Redeemable Preferred Stock (“Series B Preferred Stock”). The Second Amended LLC Agreement allows for distributions to be made by Rosehill Operating to its members on a pro rata basis in accordance with the number of Rosehill Operating Common Units owned by each member out of funds legally available therefor. The Company expects Rosehill Operating may make distributions out of distributable cash periodically to the extent permitted by the debt agreements of Rosehill Operating and necessary to enable the Company to cover the Company’s operating expenses and other obligations, as well as to make dividend payments, if any, to the holders of the Company’s Class A common stock. In addition, the Second Amended LLC Agreement generally requires Rosehill Operating to make (i) pro rata distributions (in accordance with the number of Rosehill Operating Common Units owned by each member) to its members, including the Company, in an amount at least sufficient to allow the Company to pay its taxes and satisfy its obligations under the Tax Receivable Agreement (as defined below) and (ii) tax advances, which will be repaid upon a redemption, in an amount sufficient to allow each of the members of Rosehill Operating to pay its respective taxes on such holder’s allocable share of Rosehill Operating’s taxable income after taking into account certain other distributions or payments received by the unitholder from Rosehill Operating or the Company.

Rosehill Operating Common Unit Redemption Right. The Second Amended LLC Agreement provides Tema with a redemption right, which entitles Tema to cause Rosehill Operating to redeem, from time to time, all or a portion of its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) for, at Rosehill Operating’s option, newly-issued shares of the Company’s Class A common stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A common stock for the twenty trading days prior to the date Tema delivers a notice of redemption for each Rosehill Operating Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “Reclassification Event” (as defined in the Second Amended LLC Agreement), the managing member is to ensure that each Rosehill Operating Common Unit (and a corresponding share of Class B common stock) is redeemable for the same amount and type of property, securities or cash that a share of Class A common stock becomes exchangeable for or converted into as a result of such “Reclassification Event.” Upon the exercise of the redemption right, Tema will surrender its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) to Rosehill Operating and (i) Rosehill Operating shall cancel such Rosehill Operating Common Units and issue to the Company a number of Rosehill Operating Common Units equal to the number of surrendered Rosehill Operating Common Units and (ii) the Company shall cancel the surrendered shares of Class B common stock. The Second Amended LLC Agreement requires that the Company contribute cash or shares of its Class A common stock to Rosehill Operating in exchange for the issuance to the Company described in clause (i) Rosehill Operating will then distribute such cash or shares of the Company’s Class A common stock to Tema to complete the redemption. Upon the exercise of the redemption right, the Company may, at its option, effect a direct exchange of cash or the Company’s Class A common stock for such Rosehill Operating Common Units in lieu of such a redemption.

Maintenance of One-to-One Ratios. The Second Amended LLC Agreement includes provisions intended to ensure that the Company at all times maintains a one-to-one ratio between (a) (i) the number of outstanding shares of Class A common stock and (ii) the number of Rosehill Operating Common Units owned by the Company (subject to certain exceptions for certain rights to purchase equity securities of the Company under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under the Company’s equity compensation plans and certain equity securities issued pursuant to the Company’s equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) (i) the number of other outstanding equity securities of the Company (including the Series A Preferred Stock and the warrants) and (ii) the number of corresponding outstanding equity securities of Rosehill Operating. These provisions are intended to result in Tema having a voting interest in the Company that is identical to Tema’s economic interest in Rosehill Operating.

Transfer Restrictions. The Second Amended LLC Agreement generally does not permit transfers of Rosehill Operating Common Units by members, subject to limited exceptions. Any transferee of Rosehill Operating Common Units must, among other things, assume by written agreement all of the obligations of a transferring member with respect to the transferred units.

Dissolution. The Second Amended LLC Agreement provides that Rosehill Operating shall dissolve upon the earlier of the sale of all or substantially all of the assets of Rosehill Operating or upon the determination of the managing member. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up Rosehill Operating; (ii) second, to pay debts and liabilities owed to creditors of Rosehill Operating; (iii) third, to set up cash reserves which the managing member reasonably deems necessary for contingent or unforeseen liabilities or certain future payments; and (iv) fourth, (A) to the holders of Series A preferred units pursuant to the terms of such securities and (B) then to the members pro-rata in accordance with their respective relative ownership of Rosehill Operating Common Units.

Indemnification and Fiduciary Duties. The Second Amended LLC Agreement provides for indemnification of the managing member, members and officers of Rosehill Operating and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, we, as the managing member of Rosehill Operating, have the same fiduciary duties to Rosehill Operating and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Tax Receivable Agreement

On April 27, 2017, in connection with the closing of the Transaction, the Company entered into a Tax Receivable Agreement with Tema. The Tax Receivable Agreement generally provides for the payment by the Company to Tema of 90% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (or are deemed to realize in certain circumstances) in periods after the closing of the Transaction as a result of: (i) any tax basis increases in the assets of Rosehill Operating resulting from the Transaction, the shares of Class B Common Stock and the warrants and the assumption by Rosehill Operating of $55 million in Tema indebtedness (the “Tema Liabilities”) in connection with the Transaction, (ii) any tax basis increases in the assets of Rosehill Operating resulting from a redemption of Rosehill Operating Common Units, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company retains the benefit of the remaining 10% of these cash savings. Certain of Tema’s rights under the Tax Receivable Agreement are transferable in connection with a permitted transfer of Rosehill Operating Common Units or following a redemption of Tema’s Rosehill Operating Common Units. No payments were made to Tema for 2018 or 2019.

Certain transactions with Tema in connection with the Transaction resulted in possible adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating, which should result in increased deductions allocated to us. In addition, Tema may redeem its Rosehill Operating Common Units for shares of Class A Common Stock or cash, as applicable, pursuant to the redemption right described above. Further, the Company’s acquisitions (or deemed acquisition for U.S. federal income tax purposes) of Rosehill Operating Common Units as a result of redemptions of Rosehill Operating Common Units are expected to result in possible adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating. These adjustments will be allocated to the Company. These tax basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future.

Gathering Agreements

At the closing of the Transaction, Rosehill Operating entered into certain crude oil gathering and gas gathering agreements with Gateway, a wholly owned subsidiary of Rosemore, pursuant to which Gateway agrees to receive, gather, store, treat, and redeliver crude oil and gas production from receipt points within certain production areas located in Loving County, Texas that are exclusively dedicated by Rosehill Operating to Gateway, at certain delivery points for downstream transportation. Each gathering agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the agreements. Rosehill Operating pays Gateway a fee for such services set forth in the gathering agreements. In 2019, Rosehill Operating paid Gateway $0.8 million and $5.9 million for gathering and transportation of its crude oil and natural gas production, respectively.

EXECUTIVE AND DIRECTOR COMPENSATION

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, the Company provides disclosure relating to the compensation of the Company’s named executive officers for 2019 as follows:

•	David L. French, the Company’s President and Chief Executive Officer;

•	Gary C. Hanna, the Chairman of the Board and former Interim President and Chief Executive Officer;

•	Craig Owen, the Company’s Senior Vice President and Chief Financial Officer; and

•	Brian K. Ayers, the Company’s Former Senior Vice President of Geology.

This proxy statement refers to Messrs. French, Hanna, Owen, and Ayers collectively as the “Named Executive Officers.” Mr. Hanna served as the Company’s Interim Chief Executive Officer until April 30, 2019 and was succeeded by Mr. French, who was appointed President and Chief Executive Officer effective as of April 30, 2019. In connection with a larger reduction in our workforce, Mr. Ayers’ position as Senior Vice President of Geology was eliminated effective April 3, 2020.

Summary Compensation Table

The following table summarizes the compensation paid to the Named Executive Officers for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
David L. French	2019	391,346	120,000	447,798	1,622,567	13,962	2,595,673
(President and Chief Executive Officer)
Gary C. Hanna(6)	2019	704,423		—	425,780	116,875	1,247,078
(Chairman of the Board and Former Interim Chief Executive Officer)	2018	536,250		500,000	849,261	88,313	1,973,824
Craig Owen	2019	500,000		515,463	1,817,592	23,858	2,856,913
(Senior Vice President and Chief Financial Officer)	2018	491,250		540,375	1,797,465	6,456	2,835,546
Brian K. Ayers	2019	350,538		207,470	860,570	16,800	1,435,378
(Former Senior Vice President of Geology)	2018	332,500		256,025	608,228	11,000	1,207,753

(1)	Amounts included in this column for 2019 include base salary amounts paid for services in the applicable year.

(2)
Reflects a one-time relocation bonus paid to Mr. French under the terms of his negotiated Employment Agreement. Such bonus is subject to repayment in full if Mr. French is terminated for cause or resigns without good reason prior to the first anniversary of his start date and is subject to 50% repayment if Mr. French is terminated for cause or resigns without good reason within 13 to 24 months following his start date.

(3)
Amounts included in this column reflect cash bonus amounts earned in connection with the achievement of certain performance goals established under the Company’s short-term incentive program, which is intended to incentivize the Named Executive Officers to achieve financial and operational goals. Amounts were earned for performance during the fiscal year listed, but paid early in the following fiscal year.

(4)
The amounts reflected in the “Stock Awards” column for 2019 and 2018 for the Named Executive Officers (other than Messrs. French and Hanna) represent the grant date fair value of annual restricted stock unit and performance share unit awards granted in March 2019 and March 2018, respectively, pursuant to the LTIP (as defined below), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For Mr. Hanna, the amount shown reflects the grant date fair value of restricted stock awards granted to Mr. Hanna in connection with both his service as the Chairman of the Board (prior to and subsequent to his service as the Company’s Interim Chief Executive Officer) and awards granted in September and November 2018 and February 2019 and June 2019 in connection with his service as the Company’s Interim Chief Executive Officer. For Mr. French, amounts reflect a one-time long-term incentive inducement award comprised of 50% restricted stock units and 50% performance share units, granted in connection with his appointment as President and Chief Executive Officer of the Company in May of 2019. For additional information on the assumptions used in valuing these awards, refer to note 14 of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(5)
For each Named Executive Officer (other than Mr. Hanna), the amounts in this column represent the amount of matching contributions made by the Company to the Rosehill Employee Savings Plan & Trust, our defined contribution, 401(k) plan. For Mr. Hanna, the amount shown reflects matching contributions made by the Company to the Rosehill Employee Savings Plan & Trust and cash fees paid for Mr. Hanna’s service as Chairman of the Board both prior to and following his service as Interim Chief Executive Officer.

(6)
Mr. Hanna served as Chairman of the Board for all of 2018 and as the Company’s Interim Chief Executive Officer from September 4, 2018 to April 30, 2019. He continued to serve as a director and Chairman of the Board from May 1, 2019 through the remainder of 2019. Accordingly, the amounts included for Mr. Hanna in the table above include both the aggregate compensation Mr. Hanna received for his service as the Chairman of the Board in 2018 and 2019 and the aggregate compensation Mr. Hanna received for his service as Interim Chief Executive Officer for in 2018 and 2019. See additional discussion in “Director Compensation” below.

Narrative Disclosure to Summary Compensation Table

Base Salaries and Annual Bonus Awards

Each of the Named Executive Officers receive annualized base salaries, which provide a minimum, fixed level of cash compensation for services rendered during the year. The Named Executive Officers’ respective annualized base salaries as of December 31, 2019 were $550,000 for Mr. French, $500,000 for Mr. Owen, and $355,100 for Mr. Ayers. For his service as the Company’s Interim Chief Executive Officer prior to Mr. French’s appointment, Mr. Hanna received a base salary at a rate of $137,500 per month.

In addition, for the 2019 fiscal year, the Named Executive Officers were eligible to earn annual cash incentive bonuses at a target level of 100% for Messrs. French and Owen, and 70% for Mr. Ayers, in each case, of the applicable Named Executive Officer’s salary earned during the year ended December 31, 2019. In March 2020, the Compensation Committee determined that corporate performance metrics application to the 2019 short-term incentive program were met at a level of 91% of target amounts and determined to pay cash incentive awards in the amounts reflected in the Non-Equity Incentive Plan Awards column of the Summary Compensation Table above.

Employment Agreements

In February of 2020, Rosehill Operating Company, LLC entered into amended and restated employment agreements with each of Messrs. French, Owen, and Ayers, which are substantially similar to the prior agreements in effect on December 31, 2019, except with regard to certain severance benefits described in “Potential Payments upon Termination or Change in Control” below.  The amended employment agreements set forth the terms and conditions of each officer’s employment, and provide for a two-year term beginning on the applicable effective date of each amended employment agreement, which term is automatically extended for successive, additional one-year periods, unless either the applicable executive or the Company provide 30 days’ prior written notice that no such automatic extension will occur. The employment agreements provide for an annualized base salary and a discretionary annual bonus based on performance targets determined annually by the Compensation Committee. The employment agreements also provide that the applicable executives will be eligible to receive annual awards under the LTIP on the terms and conditions determined by the Compensation Committee from time to time. While employed under the agreements, the executives are eligible for certain additional benefits, including reimbursement of reasonable business expenses, paid vacation, and participation in the Company’s benefit plans, programs or arrangements.

The employment agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on the applicable executive competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term of the executives’ employment with the Company and for the one-year period following termination of employment. In addition, the employment agreements provide for potential severance benefits in connection with certain terminations of employment, as described in “Potential Payments upon Termination or Change in Control” below.

Rosehill Resources Inc. Long-Term Incentive Plan

On April 27, 2017, the stockholders of the Company approved the Rosehill Resources Inc. Long-Term Incentive Plan (the “LTIP”), which permits the grant of a number of different types of equity, equity-based, and cash awards to employees, directors and consultants. The purpose of the LTIP is to provide a means to attract and retain qualified employees by affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

In March 2019, the Company granted annual restricted stock units and performance share units under the LTIP to the Named Executive Officers (other than Messrs. Hanna and French). In May 2019, as a one-time long-term inducement award, the Company granted restricted stock units and performance share units to Mr. French. The Company granted restricted stock awards to Mr. Hanna in February 2019 and June 2019 for his service as Interim Chief Executive Officer and as Chairman of the Board. All of the restricted stock units granted in 2019 are scheduled to vest in three equal installments on the first three anniversaries of the date of grant, subject to each executive officer’s continued employment through each such vesting date. The restricted shares granted to Mr. Hanna in February of 2019 vest in full on the first anniversary of the date of grant and those granted in June 2019 vest in a single installment on June 3, 2020. For Mr. Owen, the performance share units will generally vest and become earned based on the Company’s relative total shareholder return performance as compared to a peer group of companies over the three-year performance period ending December 31, 2021, subject to his continued employment through the end of the performance period. Mr. French’s performance share units will vest and become earned for the two-year period ending December 31, 2020. Mr. Ayers’ performance share units were forfeited in connection with his April 3, 2020 termination. Performance share units can be earned at a level ranging from 0% to 200%, of the target units granted depending on the Company’s level of total shareholder return as compared to the peer group. The number of restricted stock units and performance share units granted to each of the named executive officers in 2019 is as follows:

Name	Number of Restricted Stock Units or Shares of Restricted Stock	Target Number of Performance Share Units
David L. French	210,997	210,997
Gary C. Hanna	135,824	—
Craig Owen	244,300	244,300
Brian K. Ayers	115,668	115,668

The award agreements for the Company’s outstanding equity awards provide for accelerated vesting of unvested awards upon certain terminations of employment, as described in “Potential Payments upon Termination or Change in Control” below.

Other Compensation Elements

The Company has not maintained, and does not currently maintain, a defined benefit pension plan. It currently maintains a retirement plan pursuant to which employees, including the Named Executive Officers other than Mr. Hanna, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. For 2019, the Company provided matching contributions equal to 100% of elective deferrals up to 6% of eligible compensation, subject to the applicable contribution limits. Matching contributions are immediately fully vested.

2020 Compensation Program

In light of challenging market conditions, effective April 2020, the Company approved the following changes to its Named Executive Officer’s compensation for 2020 for those Named Executive Officer’s that will remain employed with the Company following April 3, 2020:

•
In lieu of annual cash incentive bonuses for 2020, each currently employed named executive officer will instead receive a cash retention bonus, which will be subject to clawback in the event of such officer’s termination for cause or voluntary resignation prior to the earliest to occur of the first anniversary of payment, a restructuring or the effective date of a sale of the Company. The Company has approved total retention bonuses as follows for each such named executive officer: $632,500 for Mr. French, $500,000 for Mr. Owen, and $217,000 for Mr. Mora.

•
In lieu of annual equity awards under the LTIP, each Named Executive Officer will be eligible to receive quarterly payments under a newly established cash-based incentive plan, which amounts will become earned and payable based on achievement of Compensation Committee approved performance metrics over a designated 9-month performance period. The total target amount of such incentive payments is expected to equal approximately 65% of the grant date value of such Named Executive Officer’s 2019 annual equity awards under the LTIP.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information concerning equity awards that had not vested for the Named Executive Officers as of December 31, 2019.

Name	Grant Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
David L. French	5/14/19	210,997(2)	270,076	210,997	270,076

Gary C. Hanna	6/3/19	25,168(1)	32,215
	2/25/19	110,656(1)	141,640

Craig Owen	3/27/19	244,300(2)	312,704	244,300	312,704
	3/26/18	76,864(2)	98,386	115,296	147,579
	11/9/17	60,378(2)	77,284

Brian K. Ayers	3/27/19	115,668(2)	148,055	115,668	148,055
	3/26/18	26,010(2)	33,293	39,014	49,938
	11/9/17	23,847(2)	30,524

(1)	Represents restricted stock awards that are scheduled to vest on the one-year anniversary of the date of grant.

(2)
Represents restricted stock units that vest based on continued service generally in three annual installments following the date of grant, except that the restricted stock units granted in November 2017 vest based on a deemed vesting commencement date of April 27, 2017. Mr. Ayers’ unvested restricted stock units were forfeited in connection with his April 3, 2020 termination of employment.

(3)	The amounts reflected represent the market value computed based on the closing price of the Company’s common stock on December 31, 2019, which was $1.28 per share.

(4)
The equity-based awards included in this column consist of performance share units subject to performance-based vesting conditions and are shown at the target level. The awards will vest and become earned based on the Company’s relative total shareholder return performance as compared to a peer group of companies over the three-year performance period ending December 31, 2020 for awards granted in 2018 and over the three-year performance period ending December 31, 2021 for awards granted in 2019, except with respect to Mr. French whose awards vest of the two-year period ending December 30, 2020.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above, Messrs. French, Owen and Ayers have previously entered into amended and restated employment agreements with Rosehill Operating, which agreements are substantially similar to those in effect on December 31, 2019, other than where noted below. The employment agreements provide for potential severance benefits in connection with certain terminations of employment. Generally, the employment agreements provide that, upon a resignation by the applicable executive for “good reason” or upon a termination by the Company without “cause” (including upon the expiration of the then-existing initial term or renewal term, as applicable, due to non-renewal by us), then, subject to the applicable executive’s execution and non-revocation of a release within the time provided to do so, the applicable executive will be eligible to receive a severance payment in an amount equal to 12 months’ worth of the applicable executive’s base salary for the year in which such termination occurs, payable in a lump sum following such termination.   The employment agreements, as amended in February 2020, further provide that each executive will also be entitled to heightened severance benefits on a termination in anticipation of or within 18 months following a change in control.  Such heightened severance benefits consist of for all such Named Executive Officers (other than Mr. French): a cash payment equal to 18 months’ base salary, a cash payment equal to 1.5 times the executive’s average annual bonus paid over the prior three years (or such shorter period, as applicable), and a lump sum payment in an amount equal to the executive’s COBRA health care premiums for 18 months following the termination date. For Mr. French, such heightened severance benefits consist of: a cash payment equal to 24 months’ base salary, a cash payment equal to two times the executive’s average annual bonus paid over the prior three years (or such shorter period, as applicable), and a lump sum payment in an amount equal to the executive’s COBRA health care premiums for 24 months following the termination date.

Restricted Stock Units and Performance Share Units

The restricted stock units and performance share units held by the Named Executive Officers (other than Mr. Hanna) will become immediately fully vested (determined based on the target level for performance share units) in the event (i) the applicable executive is terminated by the Company without “cause” or for “good reason” (as such terms are defined in the applicable award agreements) within the 18-month period following a “change in control” (as such term is defined in the LTIP), (ii) the executive terminates due to death or disability, or (iii) the award is not assumed, exchanged, substituted or otherwise continued in connection with a “change in control.”

Restricted Stock Awards

Restricted stock awards granted to Mr. Hanna in connection with his service on the Board and as the Company’s Interim Chief Executive Officer are subject to acceleration of vesting if Mr. Hanna ceases to be a member of the Board other than as a result of his resignation, removal from the board for cause or failure to be duly nominated for re-election.

Applicable Definitions

For purposes of the employment agreements and the restricted stock unit and performance share unit award agreements, “cause” generally means the applicable executive’s: (i) material breach of the employment agreement or award agreement, as applicable, any other written agreement between the applicable executive and the Company, or any policy or code of conduct established by the Company; (ii) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) commission of, conviction or indictment for, or plea of nolo contendere to, any felony or crime involving moral turpitude; or (iv) willful failure or refusal (other than due to disability) to perform his obligations pursuant to the employment agreement or award agreement, as applicable, or to follow any lawful directive from the Company, provided, however, that the applicable executive will have 30 days to cure such willful failure or refusal following written notice from the Company.

For purposes of the employment agreements and the restricted stock unit and performance share unit award agreements, “good reason” generally means: (i) a material diminution in the applicable executive’s base salary (other than across-the-board reduction affecting similarly situated employees in substantially the same proportion as the applicable executive) or authority, duties and responsibilities with the Company, provided, however, that the removal of the applicable executive as an officer or board member of the Company or any of its affiliates will not constitute good reason; (ii) a material breach by the Company of any of its covenants or obligations under the employment agreement or award agreement, as applicable; or (iii) the relocation of the applicable executive’s principal place of employment by more than 50 miles from the location of his principal place of employment as of the effective date of the employment agreement or award agreement, as applicable (or, under the employment agreements as amended, that results in a commute of more than 75 miles). In order for an assertion of a termination for good reason to be effective, the applicable executive must provide written notice to the Board of the existence of one of the foregoing conditions within 30 days of the initial existence of such condition, and such condition must remain uncorrected for 30 days following the Board’s receipt of such written notice.

For purposes of the restricted stock unit and performance share unit award agreements, “change in control” (as defined in the LTIP) generally means: (i) a change in the ownership of the Company whereby any person or group acquires ownership of more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) a change in the effective control of the Company whereby either (A) any person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by at least a majority of the members of the Board; (iii) a change in the ownership of a substantial portion of the Company’s assets whereby any person or group acquires assets of the Company that have a total gross fair market value equal to 40% of the total gross fair market value of all the assets of the Company.

Director Compensation

The Company’s non-employee directors are entitled to receive compensation for services they provide to the Company consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to the Company or its affiliates as employees do not receive compensation for their service on the Board.

Each non-employee director is generally eligible to receive the following for each complete calendar year:

•	an annual base retainer fee of $75,000;

•	an additional $62,500 retainer fee for the Chairman of the Board;

•	an additional $20,000 retainer fee for the Chair of the Audit Committee;

•	an additional $15,000 retainer fee for the Chair of the Compensation Committee; and

•	an additional $10,000 retainer for the Chair of the Corporate Governance and Nominating Committee.

All retainers are paid in cash on a quarterly basis in arrears. In addition, each director is reimbursed for: (1) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (2) travel and miscellaneous expenses related to his or her participation in general education and orientation programs for directors.

In addition to cash compensation, the Company’s non-employee directors are eligible to receive annual equity-based compensation under the LTIP. In 2019, each non-employee director received a restricted stock award with an aggregate grant date value targeted at approximately $152,443, based on an assumed stock price of $3.12. Generally, the forfeiture restrictions applicable to the restricted stock awards granted in 2019 will lapse on the one-year anniversary of the date of grant of such awards, subject to the applicable non-employee director’s continuous service on the Board through such vesting date. Restricted stock awards granted to the Company’s non-employee directors are subject to the terms and conditions of the LTIP and the award agreements pursuant to which such awards are granted.

2019 Non-Employee Director Compensation

The following table provides information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2019. As discussed above, Mr. Hanna served as the Company’s Interim Chief Executive Officer for a portion of 2019. In accordance with SEC rules, his compensation for service as a non-employee director is included in the “All Other Compensation” column of the 2019 Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Francis Contino	$95,000	$152,443	$247,443
Paul Ebner	$57,292	$152,443	$209,735
Edward Kovalik	$75,000	$152,443	$227,443
William E. Mayer	$90,000	$152,443	$242,443
Harry Quarls	$75,000	$152,443	$227,443
Frank Rosenberg	$85,000	$152,443	$237,443

(1)	Includes annual cash retainer and supplemental retainers for each non-employee director during fiscal 2019, as described above.

(2)
Amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted under the LTIP in fiscal year 2019, computed in accordance with FASB ASC Topic 718, based on the closing stock price on the day of grant of $3.12. The forfeiture restrictions applicable to the restricted stock awards granted in 2019 will lapse in March 2020, subject to each non-employee director’s continuous service on the Board through such date. As of December 31, 2019, each non-employee director had 48,860 outstanding restricted stock awards.

Changes to 2020 Non-Employee Director Compensation

In light of the distressed energy market, the non-employee director compensation program was modified for 2020. Under this modified program, instead of a $75,000 annual base retainer and the annual equity award, each non-employee director will be eligible to receive an annual base cash retainer of $172,500. The non-executive chair and committee chair additional retainers remain unchanged.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of its common stock as of the record date by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•	each of the Company’s named executive officers and directors (including the nominees); and

•	all of the Company’s executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The percentages in the table below are based on 28,811,078 shares of Class A common stock and 15,707,692 shares of Class B common stock issued and outstanding as of March 31, 2020. In calculating the percentages for a particular holder, the Company treated as outstanding the number of shares of Class A common stock issuable upon exercise of that particular holder’s warrants or conversion of that particular holder’s 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) and did not assume exercise of any other holder’s warrants or conversion of any other holder’s Series A Preferred Stock.

Unless otherwise indicated, the Company believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

	Class A Common Stock		Class B Common Stock		Combined Voting Power (2)
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
More than 5% Stockholders
KLR Entities (3)	39,972,738	75.1%	—	—	39,972,738	75.1%
Rosemore, Inc. (4)	39,972,738	75.1%	15,707,692	100.0%	39,972,738	75.1%
K2 Principal Fund, L.P. (5)	1,842,200	6.0%			1,842,200	4.0%
Calm Waters Partnership (6)	1,318,142	4.6%	—	—	1,318,142	3.0%
Anchorage (7)	9,143,635	24.4%	—	—	9,143,635	17.2%
Directors and Named Executive Officers
Gary C. Hanna (8)	1,683,184	5.6%	—	—	1,683,184	3.7%
Edward Kovalik (9)	39,972,738	75.1%	—	—	39,972,738	75.1%
Paul Ebner (10)	53,360	*	—	—	53,360	*
Harry Quarls (11)	195,160	*	—	—	195,160	*
Francis Contino	95,531	*	—	—	95,531	*
Frank Rosenberg	85,531	*	—	—	85,531	*
William E. Mayer	85,531	*	—	—	85,531	*
David L. French	70,332	*	—	—	70,332	*
Craig Owen (12)	342,837	*	—	—	342,837	*
Brian Ayers	136,106	*	—	—	136,106	*
David Mora	50,000	*	—	—	50,000	*
Jennifer Johnson	15,000	*	—	—	15,000
All directors and executive officers as a group (12 individuals)	42,785,310	84.6%	—	—	42,785,310	81.3%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the entities or individuals set forth in the table is c/o Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.

(2)	Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class.

(3)
Based on information obtained from a Schedule 13D filed with the SEC on October 17, 2018. KLR Group Investments, LLC (“KLR Investments”) is the managing member of KLR Energy Sponsor, LLC (“KLR Sponsor”). Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. Includes: (i) 414,601 shares of Class A common stock held by KLR Investments, (ii) 2,118,547 warrants to purchase Class A common stock held by KLR Investments, (iii) 90,783 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by KLR Investments, (iv) 926,020 shares of Class A common stock held by KLR Sponsor and (v) 609 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Sponsor. KLR Sponsor has entered into the SHRRA with Tema and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of the Board as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, KLR Sponsor may be deemed, pursuant to Rule 13d-3 under the Exchange Act to beneficially own the shares of common stock held by Tema. KLR Sponsor disclaims beneficial ownership of the shares held by Tema. Mr. Kovalik expressly disclaims beneficial ownership of the shares held by KLR Investments and KLC Sponsor and by Tema. KLR Sponsor’s address is 811 Main Street, 18th Floor, Houston, TX 77002.

(4)
Based on information obtained from a Schedule 13D filed with the SEC on January 3, 2020. Includes: (i) 15,707,692 shares of Class B common stock exchangeable (together with a corresponding number of Rosehill Operating Common Units) for Class A common stock on a one-to-one basis held by Tema, (ii) 4,750,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Tema, (iii) 1,775,217 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held by Tema, (v) 2,118,547 shares of Class A Common Stock issuable upon exercise of warrants owned by KLR Group Investments, LLC, (vi) 95,130 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Investments and (vii) 609 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Energy Sponsor. Shares held by Tema and Rosemore Holdings, Inc. may be deemed beneficially owned by Rosemore, their sole parent. Tema has entered into the SHRRA with KLR Sponsor and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of the Board as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, Tema may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares held by KLR Sponsor. Tema disclaims beneficial ownership of the shares held by KLR Sponsor. Rosemore’s address is 100 Light Street., Suite 2500, Baltimore, MD 21201. Tema’s address is 1 North Charles Street, 22nd Floor, Baltimore, MD 21201, and Rosemore Holdings, Inc.’s address is 7 St. Paul Street, Suite 820, Baltimore, MD 21202.

(5)
Based on information obtained from a Schedule 13G filed with the SEC on May 14, 2019. Includes 864,548 shares of Class A Common Stock issuable upon the exercise of outstanding warrants and 958,348 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock. The reported securities are owned directly by the K2 Principal Fund, L.P. (the “Fund”), and indirectly by: K2 GenPar L.P., the general partner of the Fund (the “GP”), K2 GenPar 2009 Inc., the general partner of the GP (“GenPar 2009”), Shawn Kimel Investments Inc., which owns 100% of the equity interests in GenPar 2009 (“SKI”), and Shawn Kimel, the sole owner of SKI. SKI owns 66.5% of the equity interests of K2 & Associates Investment Management Inc. (“K2 & Associates”). K2 & Associates is the investment manager of the Fund. Shawn Kimel, through his ownership of SKI and his being president of each of SKI, the GP, GenPar2009 and K2 & Associates, controls the voting and dispositive power for all of its shares of the Company’s common stock. K2 Principal Fund, L.P.’s address is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2.

(6)
Based on information obtained from a Schedule 13G/A filed with the SEC on January 30, 2020. Includes 387,500 shares of Class A Common Stock held by Richard S. Strong and 930,642 shares of Class A Common Stock held by Calm Waters Partnership. The address of the reporting persons is c/o Godrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, WI 53202.

(7)
Includes a total of 3,245,678 shares of Class A common stock issuable upon exercise of outstanding warrants, including 1,570,759 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 1,674,919 shares issuable to AIO V AIV 3 Holdings, L.P., and a total of 5,270,347 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock, including 2,550,521 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 2,719,825 shares issuable to AIO V AIV 3 Holdings, L.P. Anchorage Capital Group, L.L.C. (“ACG”), an SEC-registered investment advisor, is the investment manager of each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. Anchorage Advisors Management, L.L.C. (“AAM”) is the sole managing member of ACG. Mr. Kevin Ulrich is the Chief Executive Officer of ACG and the senior managing member of AAM. ACG, AAM and Mr. Ulrich have indirect voting or investment power with respect to each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P., but each of those entities or natural persons disclaims beneficial ownership in the registrable securities owned by each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. ACG’s address is 610 Broadway, 6th Floor, New York, NY 10112.

(8)
Includes 1,150,979 shares of Class A common stock issuable upon exercise of warrants and 51,304 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock owned by Mr. Hanna.

(9)
Includes 39,972,738 shares of Class A common stock owned by KLR Investments and KLR Sponsor. Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. KLR Group Investments, LLC is the managing member of KLR Sponsor. Mr. Kovalik may therefore be deemed to be a beneficial owner of the securities owned by KLR Group and KLR Sponsor. Mr. Kovalik expressly disclaims beneficial ownership of such shares.

(10)    Includes 2,500 shares of Class A common stock issuable upon exercise of warrants.
(11)    Includes 1,000 shares of Class A common stock issuable upon exercise of warrants.
(12)    Includes 9,300 shares of Class A common stock issuable upon exercise of warrants.

PROPOSAL 2 - APPROVAL OF AMENDMENT AND RESTATEMENT OF CURRENT CERTIFICATE OF INCORPORATION

Our stockholders are being asked to approve a Third Amended and Restated Certificate of Incorporation (the “Amended Charter”) to clarify that the rights of holders of our Class B common stock are tied to their ownership of common units in Rosehill Operating Company, LLC (“OpCo”) or equity securities in a successor entity to OpCo. This amendment is, in the judgment of our board of directors, necessary to provide flexibility for future financings, if determined by the board of directors to be in the best interests of the Company. The Amended Charter also consolidates into one document amendments to our Second Amended and Restated Certificate of Incorporation (the “Current Charter”) previously approved by stockholders and makes certain additional non-substantive modifications. The form of Amended Charter is attached to this proxy statement as Annex A.

Under the Current Charter, shares of Class B common stock may be issued only to Tema Oil and Gas Company (“Tema”), their respective successors and assigns, as well as any permitted transferees of Tema. A holder of Class B common stock may transfer shares of Class B common stock to any transferee (other than the Company) only if, and only to the extent permitted by the Second Amended and Restated Limited Liability Company Agreement of OpCo (the “Second Amended LLC Agreement”), such holder also simultaneously transfers an equal number of such holder’s common units in OpCo to such transferee in compliance with the Second Amended LLC Agreement. Holders of our Class B common stock vote together as a single class with holders of our Class A common stock on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class B common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of our certificate of incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock.

Tema generally has the right to cause OpCo to redeem all or a portion of its common units in OpCo in exchange for shares of our Class A common stock or, at OpCo’s option, an equivalent amount of cash in accordance with the Second Amended LLC Agreement; provided that we may, at our option, effect a direct exchange of cash or Class A common stock for such common units in OpCo in lieu of such a redemption. Upon the future redemption or exchange of common units in OpCo held by Tema, a corresponding number of shares of Class B common stock will be cancelled. Our Current Charter requires us to maintain a one-to-one ratio between the number of outstanding shares of our Class B common stock and the number of common units in OpCo owned by Tema. This construct is intended to result in Tema having a voting interest in the Company that is identical to Tema’s percentage economic interest in OpCo.

The Amended Charter would clarify that the rights of holders of our Class B common stock are tied to their ownership of common units in OpCo or equity securities in a successor entity to OpCo. Under the Amended Charter, the rights currently held by holders of our Class B common stock would be unaffected in the event such holders continue to own common units in OpCo or equity securities in a successor entity to OpCo.

In addition to the foregoing, the Amended Charter would consolidate into one document amendments to our Current Charter previously approved by shareholders and make certain additional non-substantive modifications.

Reasons for the Amendment

The Amended Charter is intended to provide flexibility for future financings, if determined by the board of directors to be in the best interests of the Company. Future activities may include, but are not limited to, public or private debt or equity offerings, extension and exchange transactions or public or private exchange offers or tender offers. Any financing or refinancing transaction may occur on a stand-alone basis or in connection with, or immediately following, other transactions.

Consolidating amendments to our Current Charter previously approved by shareholders, and making certain other non-substantive modifications, will allow the Company’s shareholders to reference one document and better understand the Company’s overall corporate governance structure.

Vote Required for Approval

The affirmative vote of (i) holders of a majority of the outstanding shares of our common stock, which such majority must include at least 80% of the shares held by Tema and its successors and affiliates and KLR Energy Sponsor, LLC and its successors and affiliates (collectively, the “Sponsor Holders”), and (ii) holders of a majority of the outstanding shares of our Class B common stock, voting separately as a single class, is required to approve the Proposal. A failure to vote by a registered stockholder, an abstention and a broker non-vote will each have the same effect as a vote “AGAINST” the Proposal.

If the Proposal is approved by the requisite holders of common stock as set forth above, the proposed Amended Charter will become effective upon filing with the Secretary of State of the State of Delaware, which filing we expect to make as soon as practicable following such stockholder approval.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

COMPARISON OF CURRENT CHARTER TO PROPOSED AMENDED CHARTER

The following table sets forth the proposed changes to our Current Charter to clarify that the rights of holders of our Class B common stock are tied to their ownership of common units in OpCo or equity securities in a successor entity to OpCo. The complete form of Amended Charter is attached to this proxy statement as Annex A.

Current Charter	Amended Charter
(i)  Permitted Owners. Shares of Class B Common Stock may be issued only to, and registered in the name of, the Existing Owners (as defined below), their respective successors and assigns as well as their respective transferees permitted in accordance with Section 4.4(c)(iv) (including all subsequent successors, assigns and permitted transferees) (the Existing Owners together with such persons, collectively, “Permitted Class B Owners”). As used in this Second Amended and Restated Certificate, (A) “Existing Owner” means Tema Oil and Gas Company and (B) “Common Unit” means a membership interest in Rosehill Operating Company, LLC, a Delaware limited liability company, authorized and issued under its First Amended and Restated Limited Liability Company Agreement, dated as of April 27, 2017, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “A&R LLC Agreement”), and constituting a “Common Unit” as defined in the A&R LLC Agreement as in effect as of the effective time of this Second Amended and Restated Certificate.

 (i) Permitted Owners. Shares of Class B Common Stock may be issued only to, and registered in the name of, the Existing Owners (as defined below), their respective successors and assigns as well as their respective transferees permitted in accordance with Section 4.4(c)(iv) (including all subsequent parent, successors, assigns and permitted transferees) (the Existing Owners together with such persons, collectively, “Permitted Class B Owners”). As used in this Third Amended and Restated Certificate,  ”Existing Owner” means Tema Oil and Gas Company and  ”Common Unit” means (x) a membership interest in Rosehill Operating Company, LLC, a Delaware limited liability company, authorized and issued under its Second Amended and Restated Limited Liability Company Agreement, dated as of December 8, 2017, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, or (y) an equity security of any direct or indirect parent or any successor entity to Rosehill Operating Company, LLC, authorized and issued under the limited liability company agreement or other similar governing document of such direct or indirect parent or successor entity (such limited liability company agreement of Rosehill Resources Operating, LLC or similar governing document of such direct or indirect parent or successor entity, as each may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “A&R LLC Agreement”).

PROPOSAL 3-RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

BDO served as the Company’s independent registered public accounting firm for the year ended December 31, 2019.

Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. They will also be available to respond to appropriate questions and inquiries from the Company’s stockholders.

Stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company has submitted ratification to a vote of its stockholders because it believes it is consistent with best practices in corporate governance to do so. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm, but may retain such independent registered public accounting firm regardless. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

Audit and Other Fees

The following table summarizes the fees of BDO, the Company’s independent registered public accounting firm, billed to the Company, or expected to be billed, for each of the last two fiscal years for audit services and billed to the Company, or expected to be billed, for each of the last two fiscal years for other services:

Fee Category	2019	2018
Audit Fees	$847,318	$920,476
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$847,318	$920,476

Audit Fees

Audit fees consist of fees for the audit of the Company’s consolidated financial statements, the review of the unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.”

Tax Fees

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning and tax advice.

All Other Fees

All other fees include the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee’s charter provides that the Audit Committee must consider and, in its discretion, pre-approve any audit or non-audit service provided to the Company by its independent registered public accounting firm. The Chairman of the Audit Committee may grant pre-approval provided such approval is consistent with law and applicable rules and regulations of the SEC and Nasdaq.

For the year ended December 31, 2019, all fees of BDO were reviewed and pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the audit committee members shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Rosehill Resources Inc. (the “Company”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Company (the “Board”) has determined that all current audit committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the Nasdaq, and (iii) financially literate. In addition, Mr. Francis Contino qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The audit committee has reviewed and discussed with the Company’s management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The audit committee discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for the year ended December 31, 2019, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

BDO also provided to the audit committee the written disclosure required by applicable requirements of the PCAOB regarding BDO’s communications with the audit committee concerning independence. The audit committee discussed with BDO the firm’s independence.

Based on the audit committee’s discussions with management and BDO, and the audit committee’s review of the report of BDO to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

The Audit Committee:
Francis Contino
William Mayer
Harry Quarls

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of the Proxy Materials to any household at which two or more stockholders reside if it believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. However, if stockholders prefer to receive multiple sets of the Company’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s disclosure documents, the stockholders should follow these instructions:

•
If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at 16200 Park Row, Suite 300, Houston, Texas 77084 or by telephone at (281) 675-3400, to inform the Company of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in the proxy statement and form of proxy for submission to the stockholders at the Company’s 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Assuming we mail our proxy statement on or about April 16, 2020, any such proposals must be received by the Company at its offices at 16200 Park Row, Suite 300, Houston, Texas 77084 no later than December 17, 2020.

In addition, the Company’s bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the Company’s proxy statement and form of proxy). To be timely, a stockholder’s notice must be delivered to the Company at its principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for the Company’s 2021 annual meeting of stockholders notice of a nomination or proposal must be delivered to the Company no later than the close of business on February 18, 2021 and no earlier than the opening of business on January 19, 2021. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

ANNEX A

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROSEHILL RESOURCES INC.

~~KLR ENERGY ACQUISITION CORP.~~

~~April 27, 2017~~

~~KLR Energy Acquisition Corp~~[____], 2020

Rosehill Resources Inc., a corporation organized and existing under the laws of the State of Delaware (the "***Corporation***"), DOES HEREBY CERTIFY AS FOLLOWS:

1. The present name of the Corporation is "~~KLR Energy Acquisition Corp~~Rosehill Resources Inc." The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 21, 2015 (the "***Original Certificate***"). The first amendment to the Original Certificate was filed with the Secretary of State of the State of Delaware on November 19, 2015. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 2016~~ (as amended, the "**_Amended and Restated Certificate_**")~~.

~~This~~2. The Second Amended and Restated Certificate of Incorporation ~~(~~was filed with the Secretary of State of the State of Delaware on April 27, 2017 (as amended, the "***Second Amended and Restated Certificate***"). The first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on April 16, 2018.

3. This Third Amended and Restated Certificate of Incorporation (the "***Third Amended and Restated Certificate***") was duly adopted by the Board of Directors of the Corporation (the "***Board***") and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "***DGCL***").

3. This ~~Second~~Third Amended and Restated Certificate amends and restates the provisions of the Second Amended and Restated Certificate. Certain capitalized terms used in this ~~Second~~Third Amended and Restated Certificate are defined where appropriate herein.

4. This ~~Second~~Third Amended and Restated Certificate shall become effective upon filing.

5. The text of the Second Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Rosehill Resources Inc.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 874 Walker Road, Suite C, Dover1209 North Orange Street, Wilmington, Delaware 19904, Kent County, 19801, and the name of the Corporation's registered agent at such address is United Corporate Services, IncThe Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 132,000,000 281,000,000 shares, consisting of 131,000,000 280,000,000 shares of common stock, par value $0.0001 per share (the "*Common Stock*"), including 95,000,000 250,000,000 shares of Class A Common Stock (the "*Class A Common Stock*") and 30,000,000 shares of Class B Common Stock (the "*Class B Common Stock*") and 6,000,000 shares of Class F Common Stock (the "*Class F Common Stock*") and 1,000,000 shares of preferred stock, par value $0.0001 per share (the "*Preferred Stock*").

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a "*Preferred Stock Designation*") filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Except as otherwise provided in this SecondThird Amended and Restated Certificate, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this SecondThird Amended and Restated Certificate, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this SecondThird Amended and Restated Certificate. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board.

Section 4.3 No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this SecondThird Amended and Restated Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4 Common Stock.

(a) Voting.

Except as otherwise required by law or this SecondThird Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

Except as otherwise required by law or this SecondThird Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Except as otherwise required by law or this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock~~, holders of the Class B Common Stock~~ and holders of the Class ~~F~~ B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this ~~Second~~Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) [Reserved].

~~(a) Class F Common Stock.~~

~~(i) Shares of Class F Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis (the "***Conversion Ratio***") and shall automatically convert into Class A Common Stock on the business day following the closing of the initial Business Combination, as defined and further described in that certain Business Combination Agreement by and between the Corporation and Tema Oil and Gas Company, a Maryland corporation, dated December 20, 2016 (as amended, the "***Business Combination Agreement***") (such date, the "***Conversion Date***").~~

~~(ii) Notwithstanding in the case that additional shares of Class A Common Stock, or equity-linked securities (collectively, "***Additional Shares***"), are issued or deemed issued in excess of the amounts offered in the Corporation's initial public offering of securities (the "***Offering***"), in a transaction that is related to the initial Business Combination, the Conversion Ratio shall be adjusted so that the number of shares of Class A Common Stock issuable, on the Conversion Date, upon the conversion of all shares of Class F Common Stock, in the aggregate, shall equal, on an as converted basis, 20% of the Outstanding Shares. "***Outstanding Shares***" shall mean (a) all shares of Common Stock issued and outstanding upon the completion of the Offering, plus (b) all Additional Shares issued or deemed issued in connection with the initial Business Combination (excluding any securities issued or issuable to any seller in the initial Business Combination and any securities issued to the Sponsor (defined below) or affiliates of the Corporation upon conversion of working capital loans made to the Corporation), minus (c) any shares of Class A Common Stock redeemed in connection with the initial Business Combination. Notwithstanding anything to the contrary contained herein, in no event may the Class F Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one. Each share of Class F Common Stock shall convert into its *pro rata* number of shares of Class A Common Stock pursuant to this The *pro rata* share for each holder of Class F Common Stock will be determined as follows: Each share of Class F Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class F Common Stock shall be converted pursuant to this and the denominator of which shall be the total number of issued and outstanding shares of Class F Common Stock at the time of conversion. Concurrently with such conversion pursuant to this , the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of shares of Class F Common Stock into shares of Class A Common Stock pursuant to this will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.~~

(c) Class B Common Stock.

(ii) Voting. Except as otherwise required by law or this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this ~~Second~~Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(iii) Dividends. Notwithstanding anything to the contrary in this ~~Second~~Third Amended and Restated Certificate, other than as set forth in Section 4.4(e), dividends shall not be declared or paid on the Class B Common Stock.

(iv) Transfer of Class B Common Stock.

(A) A holder of Class B Common Stock may surrender shares of Class B Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class B Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

LLC Agreement, such holder also simultaneously transfers an equal number of such holder's Common Units to such transferee in compliance with the A&R LLC Agreement. The transfer restrictions described in this Section 4.4(c)(iv)(B) are referred to as the "***Restrictions***."

(C) Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner ("***Purported Owner***") of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the "***Restricted Shares***"), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation's transfer agent (the "***Transfer Agent***").

(D) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner's transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(E) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.4(c)(iv) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.4(c)(iv). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(F) The Board shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(v) Issuance of Class A Common Stock Upon Redemption; Cancellation of Class B Common Stock.

(A) To the extent that any Permitted Class B Owner exercises its right pursuant to the A&R LLC Agreement to have its Common Units redeemed by the LLC in accordance with the A&R LLC Agreement (together with the transfer and surrender of an equal number of shares of Class B Common Stock), then simultaneous with the payment of the consideration due under the A&R LLC Agreement to such Permitted Class B Owner, the Corporation shall cancel such number of surrendered shares of Class B Common Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the Common Units (together with the transfer and surrender of an equal number of shares of Class B Common Stock) for Class A Common Stock pursuant to the A&R LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption and surrender pursuant to the A&R LLC Agreement; *provided* that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of Common Units (together with the transfer and surrender of an equal number of shares of Class B Common Stock) pursuant to the A&R LLC Agreement by delivering to the holder of such Common Units (and corresponding shares of Class B Common Stock) upon such redemption and surrender cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the A&R LLC Agreement. All shares of Class A Common Stock that shall be issued upon any such redemption and surrender will, upon issuance in accordance with the A&R LLC Agreement, be validly issued, fully paid and nonassessable.

(B) Notwithstanding the Restrictions, (A) in the event that an outstanding share of Class B Common Stock shall cease to be held by a registered holder of Common Units, such share of Class B

Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be cancelled for no consideration, and the Corporation will take all actions necessary to retire such share and such share shall not be re-issued by the Corporation, (B) in the event that one or more of the Common Units held by a registered holder of Class B Common Stock ceases to be held by such holder (other than as a result of a transfer of one or more Common Units together with an equal number of shares of Class B Common Stock as permitted by the A&R LLC Agreement), a corresponding number of shares of Class B Common Stock registered in the name of such holder shall automatically and without further action on the part of the Corporation or such holder be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation and (C) in the event that no Permitted Class B Owner owns any Common Units that are redeemable pursuant to the A&R LLC Agreement, then all shares of Class B Common Stock will be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(vi) Restrictive Legend. All certificates or book entries representing shares of Class B Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE ~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(vii) Amendment. At any time when there are no longer any shares of Class B Common Stock outstanding, this ~~Second~~Third Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.4(c).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(d) Dividends. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock (other than holders of shares of Class B Common Stock) shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(e) Class A Common Stock and Class B Common Stock. In no event shall the shares of either Class A Common Stock or Class B Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(f) Liquidation, Dissolution or Winding Up of the Corporation. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock (other than holders of shares of Class B Common Stock) shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock (other than shares of Class B Common Stock) held by them.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; *provided*, *however*, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this ~~Second~~Third Amended and Restated Certificate or the Bylaws ("*Bylaws*") of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this ~~Second~~Third Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. All elections of directors shall be determined by a plurality of votes cast.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible of one-third (1/3) of the total number of directors constituting the entire Board and the allocation of directors among the three classes shall be determined by the Board and designated as Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors ~~shall expire~~expired at the first annual meeting of the stockholders of the Corporation following the effectiveness of ~~this~~the Second Amended and Restated Certificate; the term of the initial Class II Directors ~~shall expire~~expired at the second annual meeting of the stockholders of the Corporation following the effectiveness of ~~this~~the Second Amended and Restated Certificate; and the term of the initial Class III Directors ~~shall expire~~expired at the third annual meeting of the stockholders of the Corporation following the effectiveness of ~~this~~the Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, ~~beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate,~~ successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director except that (a) subject to clause (b) below, any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock, which such majority must include at least 80% of the shares then held by the Sponsor Holders, and (b) prior to the Trigger Date (as defined below), any vacancy created by the removal of a director designated or nominated by a Sponsor Holder (as defined below) shall be filled exclusively by such Sponsor Holder. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Except as otherwise provided in the Shareholder' and Registration Rights Agreement, dated ~~on or about the date hereof~~as of December 20, 2016, by and among Tema Oil and Gas Company and KLR Energy Sponsor, LLC, and subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause or by the affirmative vote of holders of 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; *provided*, *however*, that prior to the first date (the "***Trigger Date***") on which Tema Oil and Gas Company and its successors and Affiliates (collectively, the "***Tema Entities***") and KLR Energy Sponsor, LLC and its successors and Affiliates (collectively, the "***KLR Entities***" and together with the Tema Entities, the "***Sponsor Holders***") cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock, the directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, which such majority must include at least 80% of the shares then held by the Sponsor Holders. "***Affiliate***" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term "*control*," as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and "*controlled*" and "***controlling***" have meanings correlative to the foregoing. "***Person***" means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this ~~Second~~Third Amended and Restated Certificate, "***beneficial ownership***" shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "***Exchange Act***").

Section 5.5 Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend, alter or repeal the Bylaws; *provided* that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the Bylaws, (i) prior to the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, which such majority must include at least 80% of the shares then held by the Sponsor Holders, shall be required to make, alter, amend or repeal the Bylaws of the Corporation and (ii) from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 7.2 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (a) by the Chairman of the Board or the Lead Director, by the Board pursuant to a resolution adopted by a majority of the Board, or (c) prior to the Trigger Date, by the Secretary of the Corporation at the request of either Sponsor Holder, *provided* that such requesting Sponsor Holder then owns 15% or more of the outstanding shares of Common Stock. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. After the Trigger Date, the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, advance expenses and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was or has agreed to serve as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this ~~Second~~Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this ~~Second~~Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this ~~Second~~Third Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personally liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1 Scope. The provisions of this Article IX are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. "*Exempted Persons*" means each Sponsor Holder and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

Section 9.2 Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Section 9.3 Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 9.4 Amendment of this Article. No amendment or repeal of this Article IX in accordance with the provisions of Section 8.2(c) shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this ~~Second~~Third Amended and Restated Certificate, the Corporation's Bylaws or applicable law.

ARTICLE X

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Second~~Third Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this ~~Second~~Third Amended and Restated Certificate of Incorporation and the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this ~~Second~~Third Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, (a) prior to the Trigger Date, no provision of this ~~Second~~Third Amended and Restated Certificate may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this ~~Second~~Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, which such majority must include at least 80% of the shares then held by the Sponsor Holders, and (b) from and after the Trigger Date, no provision of Article III, Article V, Section 7.1, Section 7.2, Article IX and this Article X may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this ~~Second~~Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE XI

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation's stockholders, creditors or other constituents, (c) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Corporation's ~~Second~~Third

Amended and Restated Certificate or Bylaws (as either may be amended and/or restated from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; *provided* that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article XI.

ARTICLE XII

SEVERABILITY

If any provision or provisions of this ~~Second~~Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Second~~Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this ~~Second~~Third Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

ROSEHILL RESOURCES INC.

2020 Annual Meeting of Stockholders

May 19, 2020, 9:00 AM local time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS III NOMINEES.

Proposal No. 1: To elect the following nominees as Class III directors:

Nominees:

(1) Frank Rosenberg

(2) William E. Mayer

(3) Gary C. Hanna

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number of each nominee you wish to withhold on the line below.

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

Proposal No. 2: To approve amendment and restatement of the Company's current Certificate of Incorporation to clarify certain rights of holders of our Class B Common Stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature_______________________________ **Signature, if held jointly**_________________________________ **Date**___________, **2020.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ROSEHILL RESOURCES INC.

The undersigned appoints David L. French and Craig Owen, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rosehill Resources Inc. held of record by the undersigned at the close of business on March 26, 2020 at the Annual Meeting of Stockholders of Rosehill Resources Inc. to be held on May 19, 2020, or at any adjournment or postponement thereof, and further authorizes such persons to vote in accordance with their judgment upon such other matters that may properly come before such annual meeting and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE CLASS III DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)